Exhibit 4.1

VANGUARD NATURAL RESOURCES, LLC

VNR FINANCE CORP.

AND EACH OF THE
GUARANTORS PARTY HERETO

7.0% SENIOR SECURED SECOND LIEN NOTES

DUE 2023

U.S. BANK NATIONAL ASSOCIATION

as Trustee and Collateral Trustee

INDENTURE

Dated as of February 10, 2016

Reference is made to the Intercreditor Agreement, dated as of February 10, 2016, between CITIBANK, N.A., as Priority Lien Agent (as defined therein), and U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent (as defined therein). Each holder of Notes (as defined herein), by its acceptance of such Notes, (i) consents to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Second Lien Collateral Agent on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Collateral Agent on behalf of such Second Lien Secured Parties. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement (as defined herein) to extend credit to the Company (as defined herein) and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

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This INDENTURE is dated as of February 10, 2016 (this “Indenture”) among Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), VNR Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”).

The Issuers, the Guarantors, the Trustee and the Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Issuers’ 7.0% Senior Secured Second Lien Notes due 2023 (the “Notes”):

Article I.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)         Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)         Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Additional Assets” means:

(1)         any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2)         the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

(3)         Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

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“Additional Secured Debt Designation” means the written agreement of the Parity Lien Representative of holders of any Series of Parity Lien Debt, as applicable, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of (i) all holders of existing and future Priority Lien Debt, the Priority Lien Collateral Agent, each existing and future holder of Priority Liens and (ii) if applicable, all holders of each existing and future Series of Parity Lien Debt, the Collateral Trustee, and each existing and future holder of Parity Liens, in each case:

(a)          that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuers or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee, for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b)          that such Parity Lien Representative and the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Parity Liens and the order of application of proceeds from the enforcement of Priority Liens and Parity Liens; and

(c)          appointing the Collateral Trustee and consenting to the terms of the Intercreditor Agreement and the performance by the Collateral Trustee of, and directing the Collateral Trustee to perform, its obligations under the Collateral Trust Agreement or applicable security documents, as applicable, and the Intercreditor Agreement, together with all such powers as are reasonably incidental thereto.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1)          the sum of:

(a)          the discounted future net revenues from Proved Reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)          estimated Proved Reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report; and

(ii)         estimated Proved Reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions,

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and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(iii)        estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report; and

(iv)        reductions in estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved Reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis;

in the case of the preceding clauses (i) through (iv), calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(b)          the capitalized costs that are attributable to oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;

(c)          the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(d)          the greater of:

(i)          the net book value and

(ii)         the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries),

in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

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(2)          the sum of

(a)          minority interests;

(b)          any net natural gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(c)          to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(d)          the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)          1.0% of the principal amount of the Note; or

(2)          the excess of:

(a)          the present value at such redemption date of (i) the redemption price of the Note at February 15, 2019 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the note through February 15, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(b)          the principal amount of the note.

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“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)         the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.15 and/or by Section 5.01 and not by the provisions of Section 4.10; and

(2)         the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries (in either case other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)         any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)         a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)         an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)         the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)         the farm-out of undeveloped oil or natural gas properties owned or held by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6)         licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(7)         any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8)         the granting of Liens not prohibited by Section 4.12 and dispositions in connection with Permitted Liens;

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(9)         the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(10)       a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Facility” (or a fractional undivided interest therein or pursuant to any factoring or similar arrangement);

(11)       a disposition of assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;

(12)       a sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(13)       an Asset Swap;

(14)       dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any Proved Reserves; and

(15)       any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 90 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with Section 4.10 if then in effect.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Cash” has the meaning assigned to such term in the Limited Liability Company Agreement, as in effect on the Issue Date.

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“Bank Product” means each and any of the following bank services provided to the Issuers or any Guarantor by any holder of Priority Lien Debt or any Affiliate thereof: (a) commercial credit cards, (b) stored value cards and (c) Treasury Management Arrangements (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” means any and all obligations of the Issuers or any Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Products.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)         with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)         with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)         with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)         with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

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“Borrowing Base” means the “Borrowing Base” as defined in and as determined from time to time pursuant to the Credit Agreement or Refinancing Credit Facility, as applicable; provided that (i) the Borrowing Base under the Credit Agreement or such Refinancing Credit Facility, as applicable, is determined in accordance with customary policies and procedures for extending credit under oil and gas secured reserve based loan transactions and (ii) the majority of commitments to lend under the Credit Agreement or Refinancing Credit Facility, as applicable, are made by commercial banks engaged in oil and gas reserve based lending in the ordinary course of their respective businesses (it being understood that all lenders under the Credit Agreement as of the Issue Date constitute commercial banks for purposes hereof).

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas, New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1)         in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)         United States dollars;

(2)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)         marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

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(4)         certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $100.0 million or that is a lender under the Credit Agreement;

(5)         repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)         commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7)         money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)         with respect to any Foreign Subsidiary of the Company, investments denominated in local currency that are similar to the items specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(1)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)         the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like; or

(4)         the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

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“Clearstream” means Clearstream Banking, S.A.

“Code” means the U.S. Internal Revenue Code of 1986 and any successor statute thereto, in each case as amended from time to time.

“Collateral” means all assets and property, whether real, personal or mixed, wherever located and whether now owned or at any time acquired after the Issue Date by the Issuers or any Guarantor as to which a Lien is granted under the Security Documents to secure the Parity Lien Obligations.

“Collateral Trustee” means U.S. Bank National Association, a national banking association, until a successor replaces it in accordance with the terms of the Collateral Trust Agreement and, thereafter, means the successor entity thereunder.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the Issue Date, among the Issuers, the Collateral Trustee and the Trustee, as the Parity Lien Representative for the Notes, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means Vanguard Natural Resources, LLC, and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)         an amount equal to any extraordinary expenses or loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such expenses or losses were deducted in computing such Consolidated Net Income; plus

(2)         provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)         the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)         depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

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(5)         if such Person accounts for its oil and gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; minus

(6)         non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(7)         to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends; provided that:

(1)         the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)         the net income of any Restricted Subsidiary of such Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)         the cumulative effect of a change in accounting principles will be excluded;

(4)         any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

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(5)         to the extent deducted in the calculation of Consolidated Net Income, any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

(6)         any “ceiling limitation” on Oil and Gas Properties or other asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded; and

(7)         any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging).

“Consolidated Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and natural gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)         the consolidated equity of the common stockholders of, or the consolidated capital of the unitholders of, such Person and its consolidated Subsidiaries as of such date; plus

(2)         the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)         was a member of such Board of Directors on the Issue Date; or

(2)         was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof (except with respect to payments on the Notes and any exchange, transfer or surrender of the Notes, in which case this address will be c/o U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Bond Drop Window, or, at 100 Wall Street, Suite 1600, New York, New York 10005) or such other address as to which the Trustee may give notice to the Issuers.

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“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of September 30, 2011, by and among Vanguard Natural Gas, LLC, as borrower, Citibank N.A., as administrative agent, and certain financial institutions, as lenders, providing for revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

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“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07, or (y) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the Notes as is required to be purchased pursuant to the provisions of this Indenture. The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Enforcement Action” means, with respect to any Priority Lien Debt or any Series of Parity Lien Debt, (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition under the Bankruptcy Code or any attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under the Priority Lien Documents or the Parity Lien Documents, as applicable (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of the Issuers or any Guarantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against, collection or foreclosure on or marshalling of the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency or Liquidation Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other disposition as a secured creditor on account of a Lien of all or any portion of the Collateral, by private or public sale (judicial or non-judicial) or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a portion of Collateral as a secured creditor on account of a Lien, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Priority Lien Documents or the Parity Lien Documents, as applicable, under applicable law of any jurisdiction, in equity, in an Insolvency or Liquidation Proceeding, or otherwise, or (f) the appointment of a receiver, manager or interim receiver of all or any portion of the Collateral or the commencement of, or the joinder with any creditor in commencing, any Insolvency or Liquidation Proceeding against the Issuers or any Guarantor or any assets of the Issuers or any Guarantor.

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“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the Issue Date.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means, together with certain other excluded assets as set forth in the Security Documents:

(1)         any oil and gas lease for which there are no associated Proved Reserves;

(2)         any lease (other than an oil and gas lease), license, contract or agreement to which the Issuers or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the security documents will constitute or result in a termination under, or a default or breach thereof that would give the other party thereto the right to terminate, any such lease, license, contract or agreement (other than (a) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity, or (b) to the extent the applicable party has consented to the grant of a Lien on such lease, license, contract or agreement); provided that such lease, license, contract or agreement will cease to be an Excluded Asset immediately and automatically, at such time as such consequences will no longer result;

(3)         any assets held by any Unrestricted Subsidiaries;

(4)         assets securing purchase money obligations or Capital Lease Obligations permitted to be incurred under this Indenture, solely to the extent the documentation relating thereto prohibits such assets from being Collateral and no Lien on those assets secures any other Indebtedness of the Company or any Restricted Subsidiaries of the Company other than such purchase money obligations or Capital Lease Obligations;

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(5)         any trucks, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership of the Company or any Restricted Subsidiary of the Company;

(6)         deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments; provided that in no event shall any of the principal operating or collection accounts (including any accounts into which any purchaser remits the proceeds for the sale of Hydrocarbons) of the Company constitute “Excluded Assets” hereunder;

(7)         any Equity Interests of a Foreign Subsidiary, or any Domestic Subsidiary, that has no material assets other than the Equity Interests of one or more Foreign Subsidiaries (such Domestic Subsidiary being a “FSHCO”) in excess of 65% of the voting rights of all outstanding Equity Interests of such Foreign Subsidiary or FSHCO and any Equity Interests issued by any Foreign Subsidiaries or any FSHCO other than Foreign Subsidiaries and FSHCOs directly owned by an Issuer or any Guarantor;

(8)         cash or securities of the Issuers or any Guarantor pledged to secure performance of tenders, surety or appeal bonds, government contracts, performance or return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(9)         any intent-to-use trademark or service mark application to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under applicable federal law; and

(10)        receivables of the Issuers or any Guarantor that are transferred or in respect of which security interests are granted under a Receivables Facility.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Existing Unsecured Notes” means the Issuers’ 7.875% Senior Notes due 2020 that are outstanding on the Issue Date, as may be amended, modified, refinanced, renewed or replaced.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $25.0 million or more and otherwise by an officer of the Company (unless otherwise provided in this Indenture).

“Finance Corp.” means VNR Finance Corp., and any and all successors thereto.

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“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Obligation applicable to such Indebtedness, but if the remaining term of such interest Hedging Obligation is less than twelve months, then such interest Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)         acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and the Consolidated Cash Flow for such reference period will be calculated giving pro forma effect to any expense and cost reductions or synergies that have occurred or are reasonably expected to occur, in the reasonable judgment the Company’s principal financial or accounting officer (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)         the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)         the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

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(4)         any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)         any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)         interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)         the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments; (ii) write-off of deferred financing costs; (iii) commissions, discounts, yield and other fees and charges (including interest) incurred in connection with any Receivables Facility or any other transaction pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of “Receivables Facility”; and (iv) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)         the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)         any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)         all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person,

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in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means each of the Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b), 2.06(c), 2.06(d) or 2.06(e) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Grantors” means the Issuers, the Guarantors and any other person (if any) that provides collateral security for any Secured Debt Obligations.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any Subsidiary of the Company that Guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement and (b) Oil and Gas Hedging Contract.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

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“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)         in respect of borrowed money;

(2)         evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)         in respect of bankers’ acceptances;

(4)         representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)         representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)         representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)         such Indebtedness is the obligation of a Joint Venture;

(2)         such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

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(3)         there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)          the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)          if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

“Indenture” has the meaning attributed thereto in the first paragraph of this instrument, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $75,634,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Insolvency or Liquidation Proceeding” means:

(a)          any case commenced by or against an Issuer or any Guarantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of an Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to an Issuer or any Guarantor or any similar case or proceeding relative to an Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(b)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to an Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)          any other proceeding of any type or nature in which substantially all claims of creditors of an Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Intercreditor Agreement” means the Intercreditor Agreement among the Collateral Trustee, the Priority Lien Collateral Agent, the Issuers, the Guarantors and the other parties from time to time party thereto, to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

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“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates and is not for speculative purposes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Issue Date” means February 10, 2016.

“Joint Venture” means a partnership or joint venture that is not a Restricted Subsidiary.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Receivables Facility, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction or Production Payments and Reserve Sales and the like payable out of Oil and Gas Properties other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Limited Liability Company Agreement” means that certain Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 15, 2014, as in effect on the Issue Date.

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“Modified ACNTA” means, as of any date of determination, an amount equal to the Company’s Adjusted Consolidated Net Tangible Assets calculated as of a date not more than 30 days prior to the date of determination (the “calculation date”), on the following basis:

(a)          in lieu of commodity pricing of future net revenues based on SEC guidelines, Modified ACNTA Prices shall be used after giving effect to all commodity derivatives contracts in effect as of the date of determination as determined in good faith by the Company,

(b)          such calculation shall be based on then current estimates of costs determined in good faith by the Company in light of prevailing market conditions,

(c)          any assets or liabilities relevant to such calculation of Restricted Subsidiaries that are not Guarantors shall be disregarded in such calculation, and

(d)          Consolidated Net Working Capital will be calculated without including net cash proceeds of the Notes.

“Modified ACNTA Prices” means, as of any date of determination, the forward month prices for the most comparable hydrocarbon commodity applicable to such future production month for a five year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the calculation date (as defined in the definition of Modified ACNTA) and (ii) adjusted for energy content, quality and basis differentials; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on Oil and Gas Properties and other related assets to secure payment of the Notes and the Note Guarantees or any part thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of Section 4.10), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

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“Non-Recourse Debt” means Indebtedness:

(1)         as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2)         as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, the Collateral Trust Agreement, the Security Documents and the Intercreditor Agreement.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, as provided in Article X hereof.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereof after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of each of the Company and Finance Corp., in the case of the Company by two of its Officers and in the case of Finance Corp. by two of its Officers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or Finance Corp, as the case may be, that meets the requirements of Section 12.05 hereof.

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“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is, in the Company’s reasonable judgment, ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any governmental authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, or the Trustee.

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“Parity Lien” means a Lien granted by an Issuer or any Guarantor in favor of the Collateral Trustee pursuant to a Security Document, at any time, upon any property of any Issuer or any Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(a)         the Notes issued on the Issue Date and Note Guarantees thereof; and

(b)         any other Indebtedness (other than intercompany Indebtedness owing to the Company or its Subsidiaries) of the Issuers or any Guarantor (including Additional Notes and Note Guarantees thereof and replacements of Parity Lien Debt with other Parity Lien Debt to the extent contemplated and permitted by the Intercreditor Agreement) that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred under clause (1), (3) or (5) (insofar as such Indebtedness permitted to be incurred under clause (5) refunds, refinances, extends, replaces, renews or defeases Indebtedness incurred under clause (1) or (3) of the definition of “Permitted Debt”) of the definition of “Permitted Debt” and also permitted to be incurred and so secured under each applicable Secured Debt Document; provided that, in the case of any Indebtedness referred to in clause (b) of this definition (except that clauses (i)-(iv) below do not apply with respect to Additional Notes issued under this Indenture):

(i)           on or before the date on which such Indebtedness is incurred by the Issuers or any Guarantor, such Indebtedness is designated by the Issuers, in an Officers’ Certificate delivered to each Parity Lien Representative and the Collateral Trustee, as “Parity Lien Debt,” and such Officers’ Certificate also certifies that such Indebtedness is permitted and with respect to any other requirements set forth in the Intercreditor Agreement;

(ii)          a Parity Lien Representative is designated with respect to such Indebtedness and executes and delivers (A) an Additional Secured Debt Designation on behalf of itself and all holders of such Indebtedness; (B) a joinder to the Collateral Trust Agreement on behalf of itself and all holders of such Indebtedness and does not have any senior or junior rights with respect to the application of proceeds from Collateral other than as provided in the Collateral Trust Agreement and (C) other than in the case of any Additional Notes, the Parity Lien Representative of such Parity Lien Debt shall have executed a joinder to the Intercreditor Agreement in the form provided therein;

(iii)         all relevant filings and recordations necessary to ensure that such Indebtedness is secured by the Collateral in accordance with the applicable Security Documents are authorized, executed (if applicable) and recorded in each appropriate jurisdiction (provided that this clause (iii) may be satisfied on a post-closing basis if permitted by the Parity Lien Representative); and

(iv)         all requirements set forth in the Collateral Trust Agreement and the other Parity Lien Documents as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iv) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is permitted to be incurred by each Parity Lien Document and secured with a Lien equally and ratably with all previously existing and future “Parity Lien Debt”).

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“Parity Lien Documents” means, collectively, the Note Documents and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Purchaser Representative” means (a) initially, the Trustee or (b) such other Person that is appointed from time to time by the Parity Lien Representatives to replace the Trustee (or subsequent Parity Lien Purchaser Representative) pursuant to a written notice to the Priority Lien Collateral Agent.

“Parity Lien Representative” means:

(a)         in the case of the Notes, the Trustee; or

(b)         in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement as a “Parity Lien Representative” by executing the Collateral Trust Agreement on the Issue Date or, at any time after the Issue Date, a joinder in the form required under the Collateral Trust Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, any of:

(1)         immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof;

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(2)         immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; or

(3)         immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company would be greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and natural gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, consisting of the following or other similar investments and/or expenditures, (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, subscription agreements, stock purchase agreements and other similar agreements with third parties, excluding, however, Investments in any corporation, partnership or limited liability company, and (iii) direct or indirect ownership interests in drilling rigs, fracturing units and other related equipment.

“Permitted Collateral Liens” means Liens in clauses (3), (4), (5), (6) (except to the extent such Liens apply to any Oil and Gas Property), (7), (10), (13), (15), (16), (21) and (25) (in respect of the refinancing of any other Permitted Collateral Lien) of the definition of “Permitted Liens” that, by operation of law, have priority over the Parity Liens.

“Permitted Investments” means:

(1)         any Investment in the Company (including, without limitation, through the purchase of any Notes) or in a Restricted Subsidiary of the Company;

(2)         any Investment in Cash Equivalents;

(3)         any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)         such Person becomes a Restricted Subsidiary of the Company; or

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(b)         such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)         any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10, including pursuant to an Asset Swap;

(5)         any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)         any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)         Investments represented by Hedging Obligations;

(8)         Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other deposits made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(9)         loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company;

(10)       repurchases of the Notes;

(11)       any Guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(12)       any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(13)       Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary of the Company in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

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(14)       Permitted Business Investments;

(15)       Investments received as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(16)       the acquisition by a Receivables Subsidiary in connection with a Receivables Facility of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Receivables Facility; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Receivables Facility, provided, that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Receivables Facility; and

(17)       other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding that do not exceed the greater of (a) $50.0 million and (b) 5.0% of Modified ACNTA; provided, however, that if any Investment pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary of the Company.

“Permitted Liens” means:

(1)         Liens securing Priority Lien Obligations and Parity Lien Obligations;

(2)         Liens in favor of the Company or the Guarantors;

(3)         Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)         Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition;

(5)         Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

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(6)         Liens on any asset or property acquired, constructed or improved by the Company or any of its Restricted Subsidiaries; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons developing, constructing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within 360 days after the acquisition, development, construction, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, constructed or improved plus related financing costs and (ii) the fair market value of the asset or property so acquired, constructed or improved, measured at the date of such acquisition, or the date of completion of such construction or improvement, and (d) such Liens are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(7)         Liens existing on the Issue Date (other than Priority Liens);

(8)         [Reserved];

(9)         Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)        Liens on pipelines or pipeline facilities that arise by operation of law;

(11)        Liens reserved in oil and natural gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(12)        Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that

(a)          the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)          the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

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(13)       Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(14)       filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15)       bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16)       Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17)       Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18)       grants of software and other technology licenses in the ordinary course of business;

(19)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(20)       Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(21)       Liens arising under oil and natural gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(22)       Liens to secure performance of Hedging Obligations and in respect of Bank Product Obligations of the Company or any of its Restricted Subsidiaries, in each case entered into in the ordinary course of business and not for speculative purposes;

(23)       Liens incurred in the ordinary course of business of the Company or any Guarantor with respect to Obligations not to exceed in aggregate principal amount the greater of (i) $25.0 million and (ii) 1.0% of the Company’s Modified ACNTA at any one time outstanding;

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(24)       Liens on accounts receivable and related assets incurred in connection with a Receivables Facility; and

(25)       any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (24) above; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)         the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)         such Permitted Refinancing Indebtedness has a final maturity date that is (a) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3)         if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)         such Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

Notwithstanding the preceding, any Indebtedness incurred under the Credit Agreement pursuant to Section 4.09 shall be subject only to the refinancing provision in the definition of Credit Agreement and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

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“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the Issue Date.

“Present Value” means, as of any date of determination, the discounted net present value, on a pre-income tax basis, of projected future cash flows from the production of the Company’s and the Guarantors’ Proved Reserves: (1) calculated in accordance with the SEC guidelines but using Modified ACNTA Prices as of such date of determination; (2) discounted using an annual discount rate of 10%; (3) as set forth in a Reserve Report evaluating the Company’s and the Guarantors’ Proved Reserves as of the immediately preceding fiscal quarter end or fiscal year end, as applicable, which, in the case of the fiscal year end Reserve Report only, shall be prepared or audited by independent petroleum engineers; (4) adjusted to give effect to the Oil and Gas Hedging Contracts permitted by this Indenture as in effect on the date of such determination; and (5) in all cases, adjusted to give pro forma effect to all dispositions and acquisitions completed since the date of the applicable Reserve Report.

“Priority Lien” means a Lien granted by the Company or any Guarantor in favor of the Priority Lien Collateral Agent, at any time, upon any Property of the Company or any Guarantor to secure Priority Lien Obligations (including Liens on such collateral under the security documents associated with any Refinancing Credit Facility).

“Priority Lien Cap” means, as of any date, (a) the principal amount of Indebtedness (including any interest paid-in-kind) that may be incurred under clause (1) of the definition of “Permitted Debt” as of such date, plus (b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (c) the amount of all Bank Product Obligations to the extent such Bank Product Obligations are secured by the Priority Liens, plus (d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the Priority Liens. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn.

“Priority Lien Collateral Agent” means the Credit Agreement Agent (or other Person designated by the Credit Agreement Agent), or if the Credit Agreement ceases to exist, the collateral trustee or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents and the Intercreditor Agreement.

“Priority Lien Debt” means Indebtedness of the Issuers and the Guarantors under the Credit Agreement (including letters of credit (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) and reimbursement obligations with respect thereto) or any Refinancing Credit Facility, in each case, that is subject to the Intercreditor Agreement and permitted to be incurred under clause (1) of the definition of “Permitted Debt” and secured under each applicable Secured Debt Document; provided, in the case of Indebtedness under any Refinancing Credit Facility, that:

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(a)          on or before the date on which such Indebtedness is incurred under such Refinancing Credit Facility, such Indebtedness is designated by an Issuer, in an Officers’ Certificate delivered to the Priority Lien Collateral Agent and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that if such Indebtedness is designated as “Priority Lien Debt,” it cannot also be designated as Parity Lien Debt (or any combination of the two);

(b)          the Collateral Trustee or other representative with respect to such Indebtedness, the Priority Lien Collateral Agent, the Collateral Trustee, each Issuer and each applicable Guarantor have duly executed and delivered a joinder to the Intercreditor Agreement or a new Intercreditor Agreement substantially similar to the Intercreditor Agreement, as in effect on the Issue Date, and in a form reasonably acceptable to each of the parties thereto;

(c)          the aggregate outstanding principal amount of the Priority Lien Obligations, after giving effect to such Refinancing Credit Facility, shall not exceed the Priority Lien Cap;

(d)          all other requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Priority Lien Collateral Agent Liens to secure such Indebtedness or Obligations in respect thereof are satisfied; and

(e)          such Indebtedness (other than any DIP Financing that is permitted by the Intercreditor Agreement (as defined thereunder)) is pari passu in right of payment, it being understood that there may be different tranches of Priority Lien Debt with different maturities and amortization profiles, but the principal amount of Indebtedness under all such tranches must in all other respects be pari passu in right of payment. Any such Indebtedness (other than any such DIP Financing) that is not consistent with the foregoing requirement for pari passu treatment in right of payment with the revolving credit loans under the Priority Lien Documents shall not constitute Priority Lien Debt.

“Priority Lien Documents” means the Credit Agreement and any Refinancing Credit Facility pursuant to which any Priority Lien Debt is incurred and the documents pursuant to which Priority Liens are granted.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt and Hedging Obligations and Bank Product Obligations, in each case, that are permitted (or not prohibited) to be incurred and secured by a Priority Lien under the terms of each applicable Priority Lien Document.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

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“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” has the meaning assigned to such term under Rule 4-10(22) of Regulation S-X.

“Proved Reserves Coverage Ratio” means, as of any date of determination, the ratio of (i) the Present Value of the Company’s and the Guarantors’ Proved Reserves to (ii) the aggregate outstanding principal amount of Secured Debt as of the date of determination.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Receivables Facility” means one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, (a) the Obligations of which are non-recourse (except for Securitization Undertakings made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary, in each case, with the same or different arrangements, agents, lenders, borrowers or issuer and, in each case, as amended, restated, amended and restated, supplemented, waived, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified in whole or in part from time to time and (b) each of which meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such receivable financing facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Restricted Subsidiary or Receivables Subsidiary and (ii) all sales and/or contributions of assets to the applicable Person or Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company).

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“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary of the Company (i) that is formed for the purpose of, and that engages in no business or other activities other than pursuant to one or more Receivables Facilities and other activities reasonably related thereto and (ii) is designated as a Receivables Subsidiary by the Board of Directors of the Company, evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the conditions set forth in the foregoing clause (i).

“Refinancing Credit Facility” means any Credit Facility that refunds, refinances or replaces the Credit Agreement or any other Refinancing Credit Facility, in each case, in whole and with all commitments thereunder terminated, or, to the extent permitted by the terms of the Credit Agreement or such Refinancing Credit Facility so refunded, refinanced or replaced, in part.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Reporting Default” means a Default described in Section 6.01(d).

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with Section 7.2 of the Collateral Trust Agreement. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Reserve Report” means a report setting forth the Proved Reserves attributable to certain Oil and Gas Properties of the Company and the Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses, present value of Proved Reserves (discounted at 10%) and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting at the time as well as Modified ACNTA Prices as of the date of such report, in each case, in substantially the same form of Reserve Report required as of the Issue Date be delivered under the Credit Agreement.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

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“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financials, Inc., and any successor to the ratings business thereof.

“Secured Debt” means Priority Lien Debt and Parity Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Parity Lien Documents.

“Secured Debt Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be required by a seller or servicer (or parent of such seller or servicer) in a Receivables Facility.

“Security Documents” means the Collateral Trust Agreement, each joinder agreement required by the Collateral Trust Agreement, this Indenture (insofar as the same grants a Lien on Collateral) and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Collateral Trust Agreement.

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“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Start Date” means April 4, 2012.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)         any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)         any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer (including electronic funds transfer), automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, interstate depository network services, account reconciliation and reporting and trade finance services and other cash management services.

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“Treasury Rate” means, as of any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2019; provided, however, that if the period from the redemption date to February 15, 2019, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (excluding Finance Corp. but including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)         has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2)         except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)         is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)         has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

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“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)         the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)         the then outstanding principal amount of such Indebtedness.

Section 1.02         Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Alternate Offer”	4.15
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Incremental Funds”	4.07
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Surviving Entity”	5.01
“Trailing Four Quarters”	4.07

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Section 1.03         [Reserved].

Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(a)         a term has the meaning assigned to it;

(b)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)         “or” is not exclusive;

(d)         words in the singular include the plural, and in the plural include the singular;

(e)         “will” shall be interpreted to express a command;

(f)          provisions apply to successive events and transactions; and

(g)         references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Article II.
THE NOTES

Section 2.01         Form and Dating.

(a)          General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

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(b)         Global Notes. Notes issued in global form will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)         Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02         Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03         Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

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The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent (at its office in New York, New York indicated in the definition of Corporate Trust Office of the Trustee in Section 1.01 hereof) and to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium or interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05         Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06         Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)          the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

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(2)          the Issuers, at their option but subject to DTC’s requirements, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3)          there has occurred and is continuing an Event of Default with respect to the Notes, and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)        Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of Notes). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

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(A)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect such transfer or exchange referred to in clause (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)         Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

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(C)         if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

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(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

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(2)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)        if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

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(d)         Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)         Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such Restricted Definitive Note is being transferred to the Issuers or any of the Company’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

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(A)         if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)         if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Sections 2.06(d)(2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)         Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Note pursuant to the instructions from the Holder thereof. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

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(1)         Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)        if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)        if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)        if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)         Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)        if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)        if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

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(f)          Legends. In addition to the legend appearing on the face of the form of the Notes in Exhibit A hereto relating to original issue discount, the following legend will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)          Private Placement Legend.

(A)         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF VANGUARD NATURAL RESOURCES, LLC AND VNR FINANCE CORP. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO VANGUARD NATURAL RESOURCES, LLC OR VNR FINANCE CORP., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, VANGUARD NATURAL RESOURCES, LLC AND VNR FINANCE CORP. RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

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(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to Sections 2.06(b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii)         Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

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UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)        Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). YOU MAY CONTACT THE COMPANY’S TREASURER BY MAIL AT 5847 SAN FELIPE, SUITE 3000, HOUSTON, TEXAS 77057 OR BY TELEPHONE AT (832) 327-2255, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.”

(g)         Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)         General Provisions Relating to Transfers and Exchanges.

(i)          To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)         No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

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(iii)        The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)        All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)         Neither the Registrar nor the Issuers will be required:

(A)         to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)         to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)         to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)        Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)       The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)      All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

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Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, by 10 a.m., New York City time, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

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Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Article III.
REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least five Business Days prior to the giving of notice of a redemption, an Officers’ Certificate setting forth:

(a)         the clause of this Indenture pursuant to which the redemption shall occur;

(b)         the redemption date;

(c)         the principal amount of Notes to be redeemed; and

(d)         the redemption price (if then determined and otherwise the method of determination).

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Section 3.02         Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article II hereof, by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03         Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or XI hereof.

The notice will identify the Notes to be redeemed and will state:

(a)         the redemption date;

(b)         the redemption price (if then determined and otherwise the method of determination);

(c)         if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)         the name and address of the Paying Agent;

(e)         that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

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(f)          that, unless the Issuers default in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

(g)         the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)         that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at the Issuers’ expense; provided, however, that the Officers’ Certificate delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and sets forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable (subject to the provisions of the next succeeding sentence) on the redemption date at the redemption price. A notice of redemption may not be conditional, except that any redemption pursuant to Section 3.07(a) may, at the Company’s discretion, be subject to completion of the related Equity Offering.

Section 3.05         Deposit of Redemption or Purchase Price.

No later than 10:00 a.m., New York City time, on the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or accepted for purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or tendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

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Section 3.06         Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07         Optional Redemption.

(a)         At any time prior to February 15, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, with an amount of cash not greater than the net cash proceeds of an Equity Offering by the Company, upon notice as provided in this Indenture, at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date), provided that:

(1)         at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)         the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)         At any time prior to February 15, 2019, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at a redemption price equal to the sum of:

(1)         100% of the principal amount thereof, plus

(2)         the Applicable Premium as of the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)         Except pursuant to Section 3.07(a), (b) or (e), the Notes will not be redeemable at the Issuers’ option prior to February 15, 2019.

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(d)         On and after February 15, 2019, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in this Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2019	105.250%
2020	103.500%
2021	101.750%
2022 and thereafter	100.000%

(e)         The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(f) hereof.

(f)         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08         Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09         Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer to all Holders to purchase Notes, it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and, if required by the terms of other Parity Lien Debt, to all holders of such other Parity Lien Debt. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Parity Lien Debt (on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Parity Lien Debt tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

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Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(a)         that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(b)         the Offer Amount, the purchase price and the Purchase Date;

(c)         that any Note not tendered or accepted for payment will continue to accrue interest;

(d)         that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Purchase Date;

(e)         that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $1,000 or an integral multiple of $1,000 in excess thereof;

(f)          that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)         that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h)         that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer, the Trustee will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a Global Note shall be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate) based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(i)          that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

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On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof tendered pursuant to the Asset Sale Offer and required to be purchased pursuant to this Section 3.09 and Section 4.10 hereof, or if Notes in an aggregate principal amount less than the Offer Amount allocated to the purchase of Notes in the Asset Sale Offer have been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Article IV.
COVENANTS

Section 4.01         Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary of the Company, holds as of 10 a.m., New York City time, on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02         Maintenance of Office or Agency.

The Issuers will maintain in the City and State of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

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The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the City and State of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03         Reports.

(a)         Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of the Notes or cause the Trustee to furnish to the Holders of the Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations applicable to an accelerated filer:

(1)         all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, and in any event including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the annual report only, a report on the Company’s consolidated financial statements by the Company’s certified independent accountants, and the Present Value of the Company’s and the Guarantors’ Proved Reserves determined by the Company for the purposes of Section 4.07(a)(I)(a); and

(2)         all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

The availability of the foregoing reports on the SEC’s EDGAR filing system will be deemed to satisfy the foregoing delivery requirements. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods applicable to an accelerated filer that would apply if the Company were required to file those reports with the SEC.

(b)         For so long as any Notes remain outstanding and are “restricted securities” under Rule 144 under the Securities Act, if at any time the Company is not required to file with the SEC the reports required by Section 4.03(a), it will furnish to Beneficial Owners of Notes and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will also prepare or cause to be prepared a Reserve Report as of each December 31 and each June 30, which, in the case of each Reserve Report as of December 31, will be prepared or audited by independent reserve engineers.

(c)         If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) will include, to the extent material, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

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(d)         Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such report or certification as contemplated by this Section 4.03 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders under Article VI hereof if the principal, premium, if any, and interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Section 4.04         Compliance Certificate.

(a)         The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2016, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)         So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer of the Company or Finance Corp. becoming aware of any Default or Event of Default, a written statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05         Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06         Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

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Section 4.07         Restricted Payments.

(a)         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)          declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)          repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)          make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value the Existing Unsecured Notes or any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (in each case, excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, (b) the repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund or other payment obligation due within 90 days after the date of such repurchase or other acquisition or retirement for value and (c) a payment of interest or principal at the Stated Maturity thereof); or

(4)          make any Restricted Investment (all such payments and other actions set forth in these clauses 4.07(a)(1) through (4) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(I)          if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b)) with respect to the fiscal quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

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(a)         to the extent that at the time of making a Restricted Payment, the Proved Reserves Coverage Ratio as of such date is not less than 1.0 to 1.0, Available Cash with respect to the Company’s preceding fiscal quarter; plus

(b)         100% of the aggregate net proceeds, and the Fair Market Value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or any other assets that are used or useful in the Oil and Gas Business, in each case received by the Company since the Start Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)         to the extent that any Restricted Investment that was made after the Start Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)         the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the Start Date (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(e)         the aggregate amount of Incremental Funds previously expended pursuant to this clause (I) and clause (II) below; or

(II)         if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (12) of Section 4.07(b)) with respect to the fiscal quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (II) meaning only distributions on the Company’s common units), is less than the sum, without duplication, of:

(a)         $125.0 million, less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (II)(a) since the Issue Date; plus

(b)         Incremental Funds to the extent not previously expended pursuant to this clause (II) or the immediately preceding clause (I) of this paragraph.

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(b)         The provisions of Section 4.07(a) hereof will not prohibit:

(1)         the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)         the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds received by the Company of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of Section 4.07(a)(I)(b) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07 hereof;

(3)         the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)         the repurchase, redemption, defeasance or other acquisition or retirement for value of any (a) Existing Unsecured Notes solely with the proceeds of, or in exchange for, Parity Lien Debt and (b) unsecured Indebtedness of the Company or any of its Restricted Subsidiaries (including the Existing Unsecured Notes) or any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee, in each case, solely with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)         so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, equity option agreement, unitholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included, (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees or directors of the Company or its Affiliates that occur after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Sections 4.07(a)(I)(b) or (II)(b)) and (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date;

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(6)         the repurchase of Equity Interests deemed to occur upon the exercise of units or other equity options to the extent such Equity Interests represent a portion of the exercise price of those unit or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of equity options, warrants, incentives or other rights to acquire Equity Interests;

(7)         the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company representing fractional units of such Equity Interests in connection with a merger or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by this Indenture;

(8)         any payments in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture not to exceed $5.0 million in the aggregate after the Issue Date;

(9)         so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 4.09 hereof;

(10)        payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional units upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(11)        so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the Issue Date; and

(12)        purchases of receivables in connection with a Receivables Facility and distributions or payments of Receivables Fees.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend paid within 60 days after the date of declaration will be determined as of such date of declaration. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this Section 4.07 will be determined in accordance with the definition of that term. For purposes of determining compliance with this Section 4.07, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (12) of this Section 4.07(b), or is permitted pursuant to Section 4.07(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07; and (y) in the event a Restricted Payment is made pursuant to clause (I) or (II) of Section 4.07(a), the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

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Section 4.08         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)         pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08;

(2)         make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)         sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)          The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)         agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)         the Note Documents;

(3)         agreements governing other Indebtedness permitted to be incurred under the provisions of Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees or the Credit Agreement as in effect on the Issue Date;

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(4)         applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(5)         any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)         customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7)         purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

(8)         any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)         Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)        Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)        provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets or property that are the subject of such agreements;

(12)        any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

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(13)        encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(14)        the issuance of Preferred Stock by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such Preferred Stock is permitted pursuant to Section 4.09 and the terms of such Preferred Stock do not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Equity Interests);

(15)        in the case of any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance of restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;

(16)        restrictions created in connection with any Receivables Facility that in the good faith determination of the Company are necessary or advisable to effect such Receivables Facility; provided that such restrictions apply only to such Receivables Subsidiary; or

(17)        any Permitted Investment.

Section 4.09         Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

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(b)         Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)         the incurrence by the Company and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greatest of (i) $1.8 billion, (ii) the Borrowing Base in effect at the time of incurrence and (iii) $950.0 million plus 35.0% of the Company’s Modified ACNTA determined on the date of such incurrence;

(2)         the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3)         the incurrence by the Issuers and the Guarantors of Indebtedness represented by (a) the Notes and the related Note Guarantees to be issued on the Issue Date and (b) Additional Notes and related Note Guarantees or other Parity Lien Debt, if the Proved Reserves Coverage Ratio would have been at least 1.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom);

(4)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $25.0 million at any time outstanding;

(5)         the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (2), (3), (5) or (15) of this Section 4.09(b);

(6)         the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)         if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

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(b)         (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)         the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(a)         any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)         any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)          the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations and Bank Product Obligations, in each case, in the ordinary course of business and not for speculative purposes;

(9)          the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)        the incurrence by the Company or any of the Guarantors of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)        the incurrence by the Company or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

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(12)        the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)        any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture, provided that such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(14)        the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness, provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (14) and then outstanding does not exceed $25.0 million;

(15)        the incurrence by the Company or its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(16)        the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (16), not to exceed the greater of (i) $50.0 million and (ii) 5.0% of the Company’s Modified ACNTA determined on the date of such incurrence or issuance; and

(17)        (a) Indebtedness incurred by a Receivables Subsidiary in a Receivables Facility that is without recourse to the Company or any Restricted Subsidiary other than the Receivables Subsidiary (except for Securitization Undertakings) and (b) to the extent constituting Indebtedness, obligations of the Company or a Restricted Subsidiary as seller or servicer under a Receivables Facility and any guarantee by the Company of such Indebtedness.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

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For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and in all such cases may not be reclassified.

The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.09; provided that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

The amount of any Indebtedness outstanding as of any date will be:

(1)          the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)          the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)          in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)         the Fair Market Value of such assets at the date of determination; and

(b)         the amount of the Indebtedness of the other Person.

Section 4.10         Asset Sales.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)         the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

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(2)         at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary and all other Asset Sales since the Issue Date is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(i)          any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(ii)         with respect to any Asset Sale of oil and gas properties by the Company or any of its Restricted Subsidiaries, the costs and expenses related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay; and

(iii)        any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 90 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(b)          Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1)         to redeem the Notes as provided under Section 3.07 or to permanently repay, redeem, repurchase or reduce any Priority Lien Debt and other outstanding Priority Lien Obligations or any Parity Lien Debt other than the Notes; provided that, if the Company or any Restricted Subsidiary shall so repay, redeem or reduce any Parity Lien Debt in addition to the Notes, the Company or such Restricted Subsidiary will redeem or equally and ratably repurchase (or offer to repurchase) the Notes as provided either, at the Company’s option, pursuant to Section 3.07, through open-market purchases (to the extent such purchases are at a purchase price at or above 100% of the principal amount of such Notes purchased, plus accrued but unpaid interest, if any) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid to the date of such repurchases;

(2)         invest in or acquire Additional Assets; or

(3)         to make capital expenditures in respect of the Company’s or any Restricted Subsidiaries’ Oil and Gas Business.

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(c)         The requirements of clause (2) or (3) of Section 4.10(b) shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company (or any Restricted Subsidiary) with a Person other than an Affiliate of the Company within the time period specified in such preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

(d)         Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e)         Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within five days thereof, the Company will make an offer to all Holders and, if required by the terms of other Parity Lien Debt, to all holders of such other Parity Lien Debt to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds (an “Asset Sale Offer”). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Parity Lien Debt, if applicable, tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate), based on the principal amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes and other Parity Lien Debt, if applicable, pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

Section 4.11         Transactions with Affiliates.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

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(1)         the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)         the Company delivers to the Trustee:

(a)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11; and

(b)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the Conflicts Committee of the Board of Directors of the Company (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Company, if any.

(b)          The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)         any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)         transactions between or among the Company and/or its Restricted Subsidiaries;

(3)         transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)         payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)         any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

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(6)         any Permitted Investments or Restricted Payments that are permitted by Section 4.07;

(7)         transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Company or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(8)         any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of Section 4.11(a)(1);

(9)         (A) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (B) pledges by the Company or any Restricted Subsidiary of the Company of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company’s Unrestricted Subsidiaries;

(10)        any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary;

(11)        transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person, in the good faith determination of the Company’s Board of Directors or any officer of the Company involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)        in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of this Indenture (a) which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

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(13)        sales of accounts receivable, or participations therein, or related assets effected in connection with any Receivable Facility or any related transaction effected in order to consummate a financing contemplated by a Receivables Facility.

Section 4.12         Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired.

Section 4.13         Business Activities.

Finance Corp. may not incur Indebtedness unless (1) the Company is a co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or its other Restricted Subsidiaries, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company or its other Restricted Subsidiaries as permitted under Section 4.09. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Section 4.14         Organizational Existence.

Subject to Article V and Section 10.04 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)          its limited liability company existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(b)          the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.15         Offer to Repurchase Upon Change of Control.

(a)          If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a cash tender offer (“Change of Control Offer”) on the terms set forth in this Section 4.15. In the Change of Control Offer, the Company will offer a payment in cash (“Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

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Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Section 4.15 and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)          Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1)         deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment; and

(2)         deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, it will make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)          The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(d)          Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to Section 3.03, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

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(e)          Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(f)          In the event that the Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the Notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.16         Additional Note Guarantees.

If, after the Issue Date, any Restricted Subsidiary of the Company that is not already a Guarantor Guarantees any Indebtedness of either of the Issuers or any Guarantor incurred under any Credit Facility, or any Domestic Subsidiary (other than a Receivables Subsidiary), if not then a Guarantor, incurs any Indebtedness under any Credit Facility, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit F hereto and delivering it to the Trustee within 20 business days of the date on which it Guaranteed or incurred such Indebtedness, as the case may be. Notwithstanding the preceding, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released at such time as such Guarantor ceases both (a) to Guarantee any other Indebtedness of either of the Issuers and any Indebtedness of any other Guarantor (except as a result of payment under any such other Guarantee) and (b) to be an obligor with respect to any Indebtedness under any Credit Facility.

Section 4.17         Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07(a) hereof or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

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Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18         Covenant Termination.

Notwithstanding any provision of this Indenture or of the Notes to the contrary, if at any time following the Issue Date (a) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency), (b) no Default or Event of Default shall have occurred and is continuing under this Indenture and (c) the Issuers have delivered to the Trustee an Officers’ Certificate certifying to such events, Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.17 and 5.01(a)(4) of this Indenture will terminate and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections.

Article V.
SUCCESSORS

Section 5.01         Merger, Consolidation or Sale of Assets.

(a)          Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

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(1)         either: (A) such Issuer is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (the “Surviving Entity”) is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2)         the Surviving Entity assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3)         immediately after such transaction, no Default or Event of Default exists;

(4)         in the case of a transaction involving the Company and not Finance Corp., either (A) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (1) the Company or the Surviving Entity would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (2) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction or (B) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company would be greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(5)         the Surviving Entity shall take such action (or agree to take such action) as may be reasonably necessary to cause any property or assets that constitute Collateral owned by or transferred to the Surviving Entity to be subject to the Parity Liens in the manner and to the extent required under the Note Documents and shall deliver an opinion of counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Note Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Trustee, as applicable, may reasonably request; and

(6)         such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.

(b)          Notwithstanding the restrictions described in Section 5.01(a)(4), any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties or assets to the Company, and the Company will not be required to comply with Section 5.01(a)(5) in connection with any such consolidation, merger or disposition

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(c)          Notwithstanding Section 5.01(a), the Company may reorganize as any other form of entity in accordance with the following procedures provided that:

(1)         the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited liability company formed under Delaware law;

(2)         the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)         the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(4)         immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

(5)         such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (A) is subject to federal or state income taxation as an entity or (B) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

(d)          For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

Section 5.02         Successor Issuer Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Surviving Entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to an “Issuer” shall refer instead to the successor Person and not to the predecessor Issuer), and may exercise every right and power of such Issuer under this Indenture with the same effect as if such successor Person had been named as the predecessor Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, or premium or interest, if any, on, the Notes in the case of a lease of all or substantially all of such Issuer’s properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

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Article VI.
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

Each of the following is an “Event of Default”:

(a)          default for 30 days in the payment when due of interest on the Notes;

(b)          default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c)          failure by the Issuers to comply with the provisions of Section 3.09, 4.10, 4.15 or 5.01 hereof;

(d)          failure by the Company for 120 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03;

(e)          failure by the Issuers for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements in this Indenture;

(f)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(1)         is caused by a failure to pay principal of, premium on, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2)         results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; provided, however, if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 60 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

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(g)          failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(h)          the Company, Finance Corp. or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)         commences a voluntary case,

(2)         consents to the entry of an order for relief against it in an involuntary case,

(3)         consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)         makes a general assignment for the benefit of its creditors, or

(5)         generally is not paying its debts as they become due;

(i)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)         is for relief against the Company, Finance Corp. or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2)         appoints a custodian of the Company, Finance Corp. or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(3)         orders the liquidation of the Company, Finance Corp. or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days;

(j)          except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with this Indenture; and

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(k)          the occurrence of the following:

(1)         except as permitted by the Note Documents, any Note Document establishing the Parity Liens ceases for any reason to be fully enforceable; provided that it will not be an Event of Default under this Section 6.01(k)(1) if the sole result of the failure of one or more Note Documents to be fully enforceable is that any Parity Lien purported to be granted under such Note Document on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $15.0 million, ceases to be an enforceable and perfected Parity Lien; provided, further, that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any Officer of the Company or any of its Restricted Subsidiaries becomes aware of such failure, which failure has not been cured during such time period;

(2)         except as permitted by the Note Documents, any Parity Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $15.0 million, ceases to be an enforceable and perfected second priority Lien, subject to the Intercreditor Agreement and Permitted Collateral Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 45 days after any Officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; and

(3)         the Company or any other Grantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Grantor set forth in or arising under any Note Document establishing Parity Liens (other than the obligations under any Note Document of any Guarantor that has been released of its obligations under such Note Document in accordance with the terms thereof).

Section 6.02         Acceleration.

In the case of an Event of Default specified in clause (h) or (i) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, or premium or interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

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Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium or interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, or premium or interest, if any, on, the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)          such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(b)          Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)          such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

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(d)          the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)          during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium or interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Sections 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, or premium or interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10         Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, or interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of the Notes pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article VII.
TRUSTEE

Section 7.01         Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)          Except during the continuance of an Event of Default:

(i)          the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)         the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)        the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)          No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f)          The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)          The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

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(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, in each case that conforms to Section 12.05. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Company.

(f)          The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)          The Trustee shall not be deemed to have notice of a Default or an Event of Default except (i) a Default under Section 6.01(a) or (b) so long as the Trustee is the Paying Agent with respect to the Notes, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer of the Trustee who is charged with administration of this Indenture has actual knowledge of such Default or Event of Default but such actual knowledge shall not include receipt of information obtained in any report or other documents furnished under Section 4.03 of this Indenture, which reports and documents the Trustee shall have no duty to examine.

(h)          No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it is offered reasonable security or indemnity against any loss, liability or expense.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

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Section 7.04         Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs, unless the Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, or premium or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06         Reports by Trustee to Holders of the Notes.

(a)          Within 60 days after each May 1 beginning with May 1, 2016, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b)          A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange, if any, upon which the Notes are listed. The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07         Compensation and Indemnity.

(a)          The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)          The Issuers and the Guarantors will indemnify the Trustee for, and hold it harmless against, any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim, and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

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(c)          The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)          To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium or interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08         Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(i)          the Trustee fails to comply with Section 7.10 hereof;

(ii)         the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)        a custodian or public officer takes charge of the Trustee or its property; or

(iv)        the Trustee becomes incapable of acting.

(c)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

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(d)          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act will be the successor Trustee.

Section 7.10         Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11         Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 7.12         Trustee in Other Capacities.

References to the Trustee in Sections 7.01, 7.02, 7.03, 7.04, 7.07 and 7.08 shall be understood to include the Trustee when acting in other capacities under the Note Documents, including, without limitation, as Collateral Trustee and Paying Agent. Without limiting the foregoing, and for the avoidance of doubt, such Sections shall be read to apply to the Collateral Trustee and the Security Documents, mutatis mutandis, in addition to this Indenture. The privileges, rights, indemnities and exculpatory provisions contained in this Indenture shall apply to the Trustee, wherever it is acting in any capacity under the Note Documents.

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Article VIII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of their respective Boards of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02         Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)          the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or premium or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)          the Issuers’ obligations with respect to such Notes under Article II and Section 4.02 hereof;

(c)          the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(d)          this Article VIII.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

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Section 8.03         Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their respective obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 (as it relates to any Restricted Subsidiary of the Company), 4.15, 4.16, and 4.17 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes to the extent permitted by GAAP). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(c), (d), (e), (f), (g) and (j) hereof will not constitute Events of Default.

Section 8.04         Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Sections 8.02 or 8.03 hereof:

(a)          the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b)          in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(i)          the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

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(ii)         since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)          in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)          no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(e)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)          the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(g)          the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05         Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, or premium or interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

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Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium or interest, if any, on, any Note and remaining unclaimed for two years after such principal, or premium or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Sections 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, or premium or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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Article IX.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees:

(a)          to cure any ambiguity, defect or inconsistency;

(b)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)          to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Guarantor’s properties or assets, as applicable;

(d)          to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder;

(e)          to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)          to conform the text of the Note Documents to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated January 8, 2016, relating to the initial offering of the Notes in connection with an exchange offer for the Existing Unsecured Notes;

(g)          to conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable to preserve and confirm the relative priorities of the Priority Lien Documents and the Parity Lien Documents as such priorities are contemplated by and set forth in the Intercreditor Agreement;

(h)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(i)           to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture;

(j)           to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee;

(k)          to make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents;

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(l)           to release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination; or

(m)          with respect to the Note Documents, as provided in the Intercreditor Agreement and the Collateral Trust Agreement.

Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Section 9.01 and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02         With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof) and the other Note Documents with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), in each case in addition to any required consent of holders of other Parity Lien Obligations required with respect to any amendment or waiver under any Note Document. Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)          reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)          reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (other than provisions under Section 3.09, 4.10 or 4.15);

(c)          reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(d)          waive a Default or Event of Default in the payment of principal of, or premium or interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

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(e)          make any Note payable in money other than that stated in the Notes;

(f)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of, or premium or interest, if any, on, the Notes (other than as permitted in clause (g) below);

(g)          waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 3.09, 4.10 or 4.15);

(h)          release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(i)          make any change in the preceding amendment, supplement and waiver provisions;

(j)          make any change to the ranking or modify the ranking of the Notes or Note Guarantees that would adversely affect the Holders; or

(k)          make any change to the consent of Holders of Notes required to release the Liens for the benefit of the Holders on all, substantially all or any part of the Collateral, other than in accordance with the Note Documents.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Note Documents) will require the consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding. Further, the Security Documents may be amended automatically without the consent of Holders of Notes, the Trustee or the Collateral Trustee in connection with any amendments to corresponding security documents creating Priority Liens. The Trustee and the Collateral Trustee shall be entitled to rely upon an Officers’ Certificate and/or an Opinion of Counsel certifying that such Parity Lien Obligations or Priority Lien Obligations, as the case may be, were issued or borrowed in compliance with the Credit Agreement, this Indenture, the Intercreditor Agreement and the Security Documents.

Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

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The consent of the Holders is not necessary under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under this Indenture requiring the approval of the Holders becomes effective, the Company will mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 9.03         [Reserved.]

Section 9.04         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Article X.
NOTE GUARANTEES

Section 10.01         Guarantee.

(a)          Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

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(i)          the principal of, or premium or interest, if any, on, the Notes will be promptly paid in full when due, whether at stated maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, or premium or interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)         in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b)          The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)          Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

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Section 10.02         Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Notes, each Holder hereby confirm that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03         Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture, or a supplement thereto, will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on the notation of its Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation of its Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Restricted Subsidiary after the Issue Date, if required by Section 4.16 hereof, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article X, to the extent applicable.

Section 10.04         Guarantors May Consolidate, etc., on Certain Terms.

No Guarantor may sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

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(a)          immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists;

(b)          either:

(i)          the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or

(ii)         such transaction or series of transactions does not violate Section 4.10 hereof; and

(c)          if the Person formed by or surviving any such consolidation or merger, if applicable, is a Restricted Subsidiary of the Company, then such Person shall take such action (or agree to take such action) as may be necessary to cause any property or assets that constitute Collateral owned by or transferred to such Person to be subject to the Parity Liens in the manner and to the extent required under the Note Documents and shall deliver an opinion of counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Note Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Trustee or Collateral Trustee, as applicable, may reasonably request.

In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee of the Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the notations of Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 10.05         Releases.

The Note Guarantee of a Guarantor shall be released:

(a)           in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

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(b)          in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(c)          upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(d)          upon Legal Defeasance or Covenant Defeasance in accordance with Article VIII hereof or satisfaction and discharge of this Indenture in accordance with Article XI hereof;

(e)          upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing;

(f)          at such time as such Guarantor ceases both (a) to Guarantee any other Indebtedness of either of the Issuers and any Indebtedness of any other Guarantor (except as a result of payment under any such other Guarantee) and (b) to be an obligor with respect to any Indebtedness under any Credit Facility; or

(g)          upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to either of the Issuers or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, or premium or interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

Article XI.
SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Article XI), when:

(a)          either:

(1)         all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

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(2)         all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, or premium, if any, or interest, if any, to the date of Stated Maturity or redemption;

(b)          in respect of subclause (2) of clause (a) of this Section 11.01, no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c)          the Issuers have paid or caused to be paid all other sums payable by the Issuers under this Indenture; and

(d)          the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if funds have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all funds deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, or premium, if any, or interest, if any, for whose payment such money has been deposited with the Trustee; but such funds need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, or premium or interest, if any, on, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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Article XII.
MISCELLANEOUS

Section 12.01         [Reserved.]

Section 12.02         Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any of the Issuers and the Guarantors:

Vanguard Natural Resources LLC

5847 San Felipe, Suite 3000

Houston, TX 77057

Facsimile No.: (832) 327-2260

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

600 Travis Street, Fifty-Eighth Floor

Houston, TX 77002

Facsimile No.: (713) 353-2574

Attention: Lindsay R. Sparks and Douglas V. Getten

If to the Trustee:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, TX 77056

Facsimile No.: (713) 235-9213

Attention: Corporate Trust Services

with a copy (which shall not constitute notice) to:

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, TX 77002

Facsimile No.: (832) 397-8012

Attention: Cassandra G. Mott

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The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic image scan or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 12.03         [Reserved.]

Section 12.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)          an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)          an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)          a statement that the person making such certificate or opinion has read such covenant or condition;

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(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)          a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07         No Personal Liability of Directors, Officers, Employees and Unitholders.

No past, present or future director, officer, partner, employee, incorporator, manager, unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08         No Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10         No Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11         Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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Section 12.12         Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14         Payment Date Other Than a Business Day.

If any payment with respect to any principal of, or premium or interest, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.15         Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Article XIII.
COLLATERAL AND SECURITY

Section 13.01         Security Interest.

(a)          The due and punctual payment of the Obligations on the Notes and the Obligations of the Guarantors under the Guarantees, when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes, the Guarantees and performance of all other obligations of the Issuers and the Guarantors to the Holders or the Trustee and/or the Collateral Trustee under the Note Documents, according to the terms hereunder or thereunder, are secured, as provided in the Security Documents. The Issuers and each of the Guarantors consent and agree to be bound by the terms of the Security Documents to which they are parties, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith. The Issuers and the Guarantors hereby agree that the Collateral Trustee shall hold the Collateral (directly or through co-trustees or agents) on behalf of and for the benefit of all of the Holders and the other holders of Parity Lien Obligations.

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(b)          Each Holder, by its acceptance of the Notes and of the Guarantees, consents and agrees to the terms of the Intercreditor Agreement and the Security Documents (including, without limitation, the provisions providing for the subordination of Liens, the foreclosure and release of Collateral and amendments to the Security Documents) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Trustee and as the Collateral Trustee. Each Holder and the Trustee hereby authorize and appoint U.S. Bank National Association as Collateral Trustee and each Holder and Trustee direct the Collateral Trustee to enter into the Security Documents (including any amendments thereto contemplated by Section 7.1 of the Collateral Trust Agreement and any security documents to secure additional Parity Lien Debt in accordance with Section 3.8 of the Collateral Trust Agreement) and to perform its obligations and exercise its rights thereunder in accordance therewith, subject to the terms and conditions thereof, including, without limitation, the limitations on duties of the Collateral Trustee provided in Section 5.12 of the Collateral Trust Agreement. The Trustee, the Collateral Trustee and each Holder, by accepting the Notes and the Guarantees of the Guarantors, acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the holders of Parity Lien Obligations, subject to the Intercreditor Agreement, the Collateral Trustee and the Trustee, and the Lien of this Indenture and the Security Documents is subject to and qualified and limited in all respects by the Intercreditor Agreement, the Security Documents and actions that may be taken thereunder.

Section 13.02         Post-Issue Date Collateral Requirements.

(a)          Within 30 days of the Issue Date, the Company shall, or shall cause the applicable Guarantor to, (i) execute and deliver to the Collateral Trustee, as mortgagee or beneficiary, as applicable, such Mortgages or other Security Documents, and any supplements or amendments related thereto, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages or other Security Documents in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second-priority Lien (subject to the Intercreditor Agreement and to Permitted Collateral Liens), on or against the Collateral that include not less than 80% of the Present Value of Proved Reserves held by the Company and the Restricted Subsidiaries, as evaluated in Reserve Reports prepared by the Company or which the Company causes to be prepared as of each December 31 and June 30 and (ii) on the date that each such Mortgage is so filed or recorded, cause its counsel for the jurisdiction in which the relevant Oil and Gas Properties are located to execute and deliver to the Collateral Trustee a favorable Opinion of Counsel with respect thereto in form and substance reasonably satisfactory to the Collateral Trustee.

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(b)          Any Security Documents entered into after the Issue Date shall be substantially in the form of the corresponding security document securing the Priority Liens, or to the extent there is no such corresponding security document, the corresponding security documents securing the Priority Lien Obligations in place on the Issue Date, in each case, with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, all as certified to the Collateral Trustee pursuant to an Officers’ Certificate and Opinion of Counsel.

Section 13.03         Further Assurances; Liens on Additional Property.

(a)          The Issuers and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected second priority Liens upon the Collateral (subject to the Intercreditor Agreement and Permitted Collateral Liens) (including any acquired Property or other Property required by any Parity Lien Document to become, Collateral after the Issue Date), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents, and in connection with any merger, consolidation or sale of assets of any Issuer or any Guarantor, the property and assets of the Person which is consolidated or merged with or into any Issuers or any Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and such Issuer or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Parity Lien Documents; provided, however, that this clause (a) shall not require delivery of any Mortgage unless, and then only to the extent, required under clause (c) or (d) of this Section 13.03.

(b)          Upon the request of the Collateral Trustee at any time and from time to time, the Issuers and each of the Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, financing statements, notices and other documents, and take such other actions as shall be required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of the holders of Parity Lien Obligations; provided that no such Security Document, instrument or other document shall be materially more burdensome upon the Issuers and the Guarantors than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the Issue Date, including pursuant to Section 13.2) by the Issuers and the Guarantors in connection with the issuance of the Notes on or about the Issue Date (it being understood that the Collateral Trustee shall have no liability whatsoever to determine whether such a document is materially burdensome and shall no liability whatever with respect to this determination).

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(c)          The Company will deliver to the Trustee and the Collateral Trustee semi-annually on or before April 1 and October 1 in each calendar year, beginning April 1, 2016, an Officers’ Certificate certifying that, as of the date of such certificate, that the Collateral includes a valid and perfected Parity Lien securing the Parity Lien Obligations on Oil and Gas Properties that include not less than 80% of the Present Value of Proved Reserves held by the Company and the Restricted Subsidiaries, as evaluated in Reserve Reports prepared by the Company or which the Company causes to be prepared as of each December 31 and June 30 (the “minimum mortgage requirement”). In the event that such requirement is not satisfied, then the Company shall, or shall cause the applicable Restricted Subsidiary to, within sixty (60) days of delivery of such certificate, execute and deliver to the Collateral Trustee: (i) such executed Mortgages or amendments or supplements to prior Mortgages naming the Collateral Trustee, as mortgagee or beneficiary, as may be necessary to cause the minimum mortgage requirement to be satisfied, (ii) satisfactory evidence of the completion of all recordings and filings of such Mortgages, amendments or supplements in the proper recorders’ offices or appropriate public records (and payment of any taxes or fees in connection therewith) and (iii) local counsel opinion or opinions (each, subject to customary assumptions and qualifications) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to the Oil and Gas Properties that are subject to the applicable Mortgage; provided that (x) to the extent Mortgages have previously been recorded in the public records of the state applicable to such additional Mortgages or amendments or supplements to prior Mortgages and (y) the applicable local counsel opinion or opinions had previously been delivered in connection with the filing of such mortgages, no such opinion shall be required unless a corresponding opinion will be delivered to the Priority Lien Collateral Agent.

(d)          The Issuers will deliver to the Trustee copies of all Security Documents delivered to the Collateral Trustee.

Section 13.04         Intercreditor Agreement.

This Article XIII and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement. Each Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms thereof. Each Holder, by its acceptance of the Notes, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Collateral Trustee on behalf of each Holder to enter into the Intercreditor Agreement as Second Lien Collateral Agent (as defined in the Intercreditor Agreement) on behalf of such Holders as Second Lien Secured Parties (as defined in the Intercreditor Agreement). In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Intercreditor Agreement in accordance with its terms with the consent of the parties thereto or otherwise in accordance with its terms, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt or Parity Lien Debt and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the other Priority Lien Debt or Parity Lien Debt, as applicable, then outstanding, to the extent permitted by the Secured Debt Documents. The Trustee and the Collateral Trustee shall be entitled to rely upon an Officers’ Certificate and/or an Opinion of Counsel certifying that any such amendment is authorized under the Note Documents. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit to the Company and certain of its Subsidiaries, and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

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Section 13.05         Collateral Trust Agreement.

This Article XIII and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith. Each Holder, by its acceptance of the Notes, (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement and (b) authorizes and instructs the Collateral Trustee on behalf of the Holders of the Notes and each other holder of Parity Lien Obligations to enter into the Collateral Trust Agreement as Collateral Trustee on behalf of such holders of Parity Lien Obligations. In addition, each Holder authorizes and instructs the Collateral Trustee to enter into any amendments or joinders to the Collateral Trust Agreement in accordance with its terms with the consent of the parties thereto or otherwise in accordance with its terms, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt or Parity Lien Debt and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness shall rank equally with the Liens on such Collateral securing the other Priority Lien Debt or Parity Lien Debt, as applicable, then outstanding, to the extent permitted by the Secured Debt Documents. The Trustee and the Collateral Trustee shall be entitled to rely upon an Officers’ Certificate and/or an Opinion of Counsel certifying that any such amendment is authorized under the Note Documents.

Section 13.06         Release of Liens in Respect of Notes.

The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under the Note Documents, and the right of the Holders of the Notes to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(a)          upon satisfaction and discharge of this Indenture in accordance with Article XI hereof;

(b)          upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article VIII hereof;

(c)          upon payment in full in cash and discharge of all Notes outstanding under this Indenture and all other Obligations that are outstanding, due and payable under this Indenture and the other Note Documents at the time the Notes are paid in full in cash and discharged (other than contingent indemnity obligations for which no claims has been made);

(d)          as to any Collateral of the Issuers or a Guarantor that is sold, transferred or otherwise disposed of by the Company or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or any of its Restricted Subsidiaries in a transaction or other circumstance that complies with Section 4.10 hereof (other than the obligation to apply proceeds of such Asset Sale as provided in Section 3.09 hereof) and is permitted by all of the other Note Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof;

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(e)          in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article IX hereof;

(f)          with respect to the assets of any Guarantor, at the time that such Guarantor is released from its Note Guarantee in accordance with Section 10.05;

(g)          if and to the extent required by clauses (a)(2) or (3) of Section 4.01 of the Intercreditor Agreement;

(h)          if and to the extent any Collateral becomes an Excluded Asset; or

(i)          as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

In addition, the Collateral Trustee’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement.

Section 13.07         Collateral Trustee.

(a)          The Collateral Trustee will hold (directly or through co-trustees or agents) and, subject to the terms of the Intercreditor Agreement, will be entitled to enforce all Liens on the Collateral created by the Security Documents.

(b)          Except as provided in the Collateral Trust Agreement or as directed by an Act of Parity Lien Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(i)          to act upon directions purported to be delivered to it by any Person;

(ii)         to take any Enforcement Action; or

(iii)        to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(c)          The Issuers will deliver to each Parity Lien Representative copies of all Security Documents delivered to the Collateral Trustee.

Section 13.08         Insurance.

(a)          The Issuers and the Guarantors shall:

(i)          maintain insurance at all times by financially sound and reputable insurers, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against, as is customary with companies in the same or similar businesses operating in the same or similar locations; and

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(ii)         maintain such other insurance as may be required by law.

(b)          Upon the reasonable request of the Collateral Trustee, the Issuers and the Guarantors will furnish to the Collateral Trustee information as to their property and liability insurance carriers.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above

Dated as of February 10, 2016

ISSUERS:

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VNR FINANCE CORP.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

GUARANTORS:

VANGUARD NATURAL GAS, LLC

	By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VANGUARD OPERATING, LLC

	By:	VANGUARD NATURAL GAS, LLC, its sole member

	By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith

Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE CLEAR FORK PIPELINE, LLC

	By:	VANGUARD OPERATING, LLC, its sole manager

	By:	VANGUARD NATURAL GAS, LLC, its sole member

	By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

VNR HOLDINGS, LLC

	By:	VANGUARD NATURAL GAS, LLC, its sole member

	By:	VANGUARD NATURAL RESOURCES, LLC, its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO., INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK ENERGY ACQUISITION CO. II, INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY, INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK UPSTREAM DEVELOPMENT COMPANY II, INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK ACQUISITION PARTNERSHIP, L.P.

	By:	Eagle Rock Upstream Development Company, Inc., its general partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

EAGLE ROCK ACQUISITION PARTNERSHIP II, L.P.

By: Eagle Rock Upstream Development Company II, Inc., its general partner

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ESCAMBIA OPERATING CO. LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ESCAMBIA ASSET CO. LLC

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

TRUSTEE AND COLLATERAL TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President

EXHIBIT A

FORM OF NOTE

[Face of Note]

CUSIP __________

ISIN __________

7.0% Senior Secured Second Lien Notes due 2023

No. ___ $____________

VANGUARD NATURAL RESOURCES, LLC

VNR FINANCE CORP.

promise to pay, jointly and severally, to __________________ or registered assigns, the principal sum of _______________________ DOLLARS of the United States of America [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on February 15, 2023.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

Dated: _______________, 20___

VANGUARD NATURAL RESOURCES, LLC

By:
Name:
Title:

VNR FINANCE CORP.

By:
Name:
Title:

A-1

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-2

[Back of Note]

7.0% Senior Secured Second Lien Note due 2023

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)         INTEREST. Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), and VNR Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), jointly and severally promise to pay or cause to be paid interest on the principal amount of this Note at 7.0% per annum from February 10, 2016 until maturity. The Issuers will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be August 15, 2016. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), from time to time on demand at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)         METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, or premium or interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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(3)           PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)           INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 10, 2016 among the Issuers, the Guarantors and the Trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(a)          At any time prior to February 15, 2019, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, with an amount of cash not greater than the net cash proceeds of an Equity Offering by the Company, upon notice as provided in the Indenture, at a redemption price equal to 107.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date), provided that:

(i)          at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)         the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)          At any time prior to February 15, 2019, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)          The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.15(f) of the Indenture.

(d)          Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to February 15, 2019.

A-4

(e)          On and after February 15, 2019, the Issuers may on any one or more occasions redeem all or a part of the Notes, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2019	105.250%
2020	103.500%
2021	101.750%
2022 and thereafter	100.000%

(6)           MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           REPURCHASE AT THE OPTION OF HOLDER.

(a)          If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)          If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Notes, the Trustee will select the Notes to be purchased on a pro rata basis (except as provided in Section 4.10 of the Indenture), based on the amounts tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Definitive Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

A-5

(8)         NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII or XI thereof. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder shall be redeemed.

(9)         DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes or similar governmental charge permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)        PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)        AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented: to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Issuers’ or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to an Issuer or such Guarantor pursuant to the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated January 8, 2016, relating to the initial offering of the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; to secure the Notes or the Note Guarantees pursuant to the requirement of Section 4.12 of the Indenture; to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture; or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.

A-6

(12)        DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, the Notes; (ii) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by the Issuers to comply with the provisions of Section 3.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 120 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03 of the Indenture; (v) failure by the Issuers for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Company or any of its Restricted Subsidiaries which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vii) failure by the Company or any of its Restricted Subsidiaries to pay certain final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to Finance Corp., the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; (ix) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with the Indenture; and (x) any Note Document or any security interest created by the Note Documents ceases to be in full force and effect, or the repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under the Note Documents. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, or premium or interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, or premium or interest, if any, on, the Notes (including in connection with an offer to purchase any Notes). The Issuers are required to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.

A-7

(13)        TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)        NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15)        AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)        CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers or corresponding ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

A-8

(18)        GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Vanguard Natural Resources, LLC

VNR Finance Corp.

5847 San Felipe, Suite 3000

Houston, TX 77057

Facsimile No.: (832) 327-2260

Attention: Chief Financial Officer

A-9

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*             Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                  ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*             Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A-12

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Vanguard Natural Resources, LLC

VNR Finance Corp.

5847 San Felipe, Suite 3000

Houston, TX 77057

U.S. Bank National Association

5555 San Felipe Street, 11th Floor

Houston, Texas 77056

Facsimile No.: 713-235-9213

Attention: Corporate Trust Services

Re: 7.0% Senior Secured Second Lien Notes due 2023

Reference is hereby made to the Indenture, dated as of February 10, 2016 (the “Indenture”), among Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), VNR Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee and as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

B-1

2.   ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of Notes). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.   ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)       ☐   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)       ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)       ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) [if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000,] an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

B-2

4.   ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)   ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)   ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)   ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

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ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐ a beneficial interest in the:

(i)        ☐   144A Global Note (CUSIP _________), or

(ii)       ☐   Regulation S Global Note (CUSIP _________), or

(iii)      ☐   IAI Global Note (CUSIP _________); or

(b)  ☐ a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐ a beneficial interest in the:

(i)        ☐   144A Global Note (CUSIP _________), or

(ii)       ☐   Regulation S Global Note (CUSIP _________), or

(iii)      ☐   IAI Global Note (CUSIP _________); or

(iv)      ☐   Unrestricted Global Note (CUSIP _________); or

(b)  ☐ a Restricted Definitive Note; or

(c)  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Vanguard Natural Resources, LLC

VNR Finance Corp.

5847 San Felipe, Suite 3000

Houston, TX 77057

U.S. Bank National Association

5555 San Felipe Street, 11th Floor

Houston, Texas 77056

Facsimile No.: 713-235-9213

Attention: Corporate Trust Services

Re: 7.0% Senior Secured Second Lien Notes due 2023

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(CUSIP [          ])

Reference is hereby made to the Indenture, dated as of February 10, 2016 (the “Indenture”), among Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), VNR Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee and as collateral trustee.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)    ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b)   ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes

(a)   ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b)   ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Vanguard Natural Resources, LLC

VNR Finance Corp.

5847 San Felipe, Suite 3000

Houston, TX 77057

U.S. Bank National Association

5555 San Felipe Street, 11th Floor

Houston, Texas 77056

Facsimile No.: 713-235-9213

Attention: Corporate Trust Services

Re: 7.0% Senior Secured Second Lien Notes due 2023

Reference is hereby made to the Indenture, dated as of February 10, 2016 (the “Indenture”), among Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), VNR Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as trustee and as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.          We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.          We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and[, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000,] an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.          We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.          We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

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EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of February 10, 2016 (the “Indenture”), among Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), VNR Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and collateral trustee, (a) the due and punctual payment of the principal of, or premium or interest, if any, on, the Notes, whether at stated maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, or premium or interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Vanguard Natural Resources, LLC, a Delaware limited liability company (the “Company”), the Company, VNR Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers” and individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”) under the Indenture referred to below.

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture, dated as of February 10, 2016 (the “Indenture”), providing for the issuance of 7.0% Senior Secured Second Lien Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)         CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)         AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.

(3)         NO RECOURSE AGAINST OTHERS. No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

F-1

(4)         NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(5)         COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6)         EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)         THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

VANGUARD NATURAL RESOURCES, LLC

By:
Name:
Title:

VNR FINANCE CORP.

By:
Name:
Title:

[EXISTING GUARANTORS]

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U.S. BANK NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
As Collateral Trustee

By:
Authorized Signatory

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